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                                    LOAN AGREEMENT
                                   (LINE OF CREDIT)

    This Loan Agreement (this "Agreement") is entered into as of November 26, 1996 by and between Wells Fargo Bank, National Association ("Lender") and Advanced Materials, Inc., a California corporation ("Borrower").

                                 W I T N E S S E T H:

    WHEREAS, Borrower has requested that Lender enter into certain financing arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

    WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

    All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. Any accounting term used herein unless otherwise defined or set forth in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

    1.1 "Accounts" shall mean all present and future rights of Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by instruments or chattel paper, and whether or not earned by performance.

    1.2 "Availability Reserves" shall mean, as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letters of Credit which would otherwise be available to Borrower under the lending formula(s) provided for herein, if in Lender's good faith judgment, such reduction is required pursuant to the following standards: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, do or may affect either (i) the

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Collateral or its value, (ii) the assets, business or prospects of Borrower or any Obligor, or (iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof), or
(b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower on any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts which Lender determines, in its good faith judgment, constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

    1.3   "Cash Collateral Account" shall have the meaning set forth in SECTION
6.1 hereof.

    1.4   "Closing Date" shall mean the date of execution of this Agreement.

    1.5 "Collateral" shall mean all the property in which Borrower or an Obligor grants or is required to grant to Lender a security interest or lien, as described in SECTION 5 hereof.

    1.6 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts shall be Eligible Accounts if:

          (a) such Accounts arise from the actual and BONA FIDE sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of Borrower's business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice thereto, or, if payment terms are 60 days, such Accounts are not more than 60 days past due, or, if such Accounts are owed by Hewlett Packard, such Accounts are not more than 90 days past due;

          (c) such Accounts comply with the terms and conditions applicable thereto contained in the Security Agreement executed in connection therewith;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, or, at Lender's option, if: (i) the account debtor has

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delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) the account debtor resides in a province of Canada which recognizes Lender's perfection and enforcement rights as to Accounts by reason of the filing of a UCC-1 in the state of Borrower's chief executive office, or (iv) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

           (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices;

           (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts;

           (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectibility of such Accounts or reduce the amount payable or delay payment thereunder;

           (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

           (j) neither the account debtor nor any officer, employee or agent of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrower directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

           (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State or any political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State or any political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended, or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

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           (l)  there are no proceedings or actions which are threatened or pending against any account debtor with respect to such Accounts from such account debtor which might result in any material adverse change in any such account debtor's financial condition;

           (m) such Accounts of a single account debtor or its affiliates do not constitute more than twenty-five percent (25%) (or, with respect to Hewlett Packard, thirty percent (30%)) of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

           (n) such Accounts are not owed by any account debtor who has Accounts ineligible under clause (b) hereof and which constitute more than thirty-three (33%) of the total Accounts from such account debtor;

           (o) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and

           (p) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender in its good faith judgment.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

    1.7 "Eligible Inventory" shall mean Inventory owned by Borrower which is and remains acceptable to Lender for lending purposes and is located at one of the addresses set forth in Schedule I to this Agreement; provided however, that if any such location is owned by a party other than Borrower, Lender shall have obtained from the owner thereof an agreement relative to Lender's rights with respect to such Inventory, in form and content satisfactory to Lender; and provided further that in no event however shall Eligible Inventory include: (a) work-in-process; (b) inventory subject to a security interest or lien in favor of any person other than Lender, except those permitted in this Agreement; and
(c) inventory which is not subject to the first priority, valid and perfected security interest of Lender. General criteria for Eligible Inventory may be established and revised from time to time by Lender in good faith. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.


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    1.8   "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

    1.9 "Equipment Amount" shall mean 80% of the orderly liquidation value of the eligible equipment of Borrower as of the appraisal date (which shall be prior to the Closing Date), not to exceed 100% of the auction value of such equipment of Borrower as of the appraisal date (the "Appraisal Date Equipment Amount") multiplied by the product of (i) 60 minus the number of months which have passed since the Closing Date (the "Number of Months") divided by 60.

    Expressed as a formula, the Equipment Amount shall be calculated as follows:

    Appraisal Date      X         60 minus
    Equipment Amount         Number of Months
                             ----------------
                                     60

Eligibility criteria, orderly liquidation value and auction value will be established by Lender in its good faith judgment.

    1.10 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

    1.11 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of SECTION 8.10 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof.

    1.12 "General Intangibles" shall mean general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, chooses in action and other claims and existing and future leasehold interests in equipment).


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    1.13 "Information Certificate" shall mean the Information Certificate of
Borrower constituting EXHIBIT A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Loan Documents and the financing arrangements provided for herein.

    1.14 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

    1.15 "Line of Credit" shall mean a revolving line of credit under which Lender agrees to make Revolving Loans and issue Letters of Credit, subject to the terms and conditions of this Agreement.

    1.16 "Line of Credit Note" shall have the meaning set forth in Section 2.1 hereof.

    1.17 "Loan Documents" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, subordination agreements, and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

    1.18 "Maximum Amount" shall mean the amount of $5,000,000.00.

    1.19 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

    1.20 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Line of Credit or who is the owner of any property which is security for the Line of Credit, or any of them, other than Borrower.

    1.21 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including


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any rights of Borrower with respect to the foregoing maintained with or by any other person).


    1.22 "Revolving Loans" shall mean advances made by Lender to Borrower on a revolving basis under the Line of Credit, as set forth in Section 2.1 hereof.

    1.23 "Rights to Payment" shall mean all Accounts, General Intangibles, contract rights, chattel paper, documents, instruments, letters of credit, bankers acceptances and guaranties, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, and shall include without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors, monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or any of its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise.

    1.24 "Tangible Net Worth" shall mean, at any time, the aggregate of total stockholders' equity plus subordinated debt less any intangible assets.

    1.25 "Value" shall mean, as determined by Lender in good faith, with respect to Inventory, the lower of (a) cost computed on a first-in-first-out basis in accordance with GAAP, or (b) market value.

    1.26 "Working Capital" shall mean, at any time, total current assets less total current liabilities (inclusive of the outstanding principal balance of the Line of Credit).

SECTION 2.  CREDIT FACILITIES

    2.1   LINE OF CREDIT

           (a) LENDING FORMULA. Subject to and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans (pursuant to Section 2.1 hereof) under a line of credit

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(the "Line of Credit") from time to time in amounts requested by Borrower up to an aggregate outstanding principal amount equal to the lesser of: (i) the Maximum Amount; or (ii) the sum of:

                    (A) eighty percent (80%) of the Net Amount of Eligible Accounts; PLUS

                    (B) the lesser of (1) sixty percent (60%) of the Value of Eligible Inventory consisting of raw materials, or, (2) an amount equal to $2,500,000.00; PLUS

                   (C)  the Equipment Amount; LESS

                   (D)  any Availability Reserves.

           (b) REDUCTION OF LENDING FORMULA. Lender may, in its discretion, from time to time, upon not less than seven (7) days prior notice to Borrower,
(i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in its good faith judgment that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to
(2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined, or (ii) reduce the lending formula with respect to Eligible Inventory to the extent that Lender determines that: (A) the number of days of the turnover of the Inventory for any period has changed in any material respect, or
(B) the liquidation value of the Eligible Inventory, or any category thereof, has decreased, or (C) the nature and quality of the Eligible Inventory has deteriorated. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts, Eligible Inventory or in establishing Availability Reserves.

          (c) OVERADVANCE. In the event that the outstanding amount of any component of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans, exceed the amounts available under the lending formulas or the Maximum Amount, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

          (d) LINE OF CREDIT NOTE. Borrower's obligation to repay Revolving Loans made under the Line of Credit shall be


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evidenced by a promissory note executed by Borrower, substantially in the form of Exhibit B hereto.

    2.2 AVAILABILITY RESERVES. All Revolving Loans otherwise available to Borrower pursuant to the lending formula(s) or sublimits, and subject to the Maximum Amount and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves, to be exercised in Bank's good faith judgment.

    2.3 GUARANTIES. All indebtedness of Borrower to Lender pursuant to this Agreement shall be guaranteed by Advanced Materials Group, Inc. and Condor Utility Products, Inc. in a principal amount equal to the Maximum Amount each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Lender.

    2.4 SUBORDINATION OF DEBT. All obligations of Borrower to Advanced Materials Group, Inc. shall be subordinated in right of repayment to all obligations of Borrower to Lender, as evidenced by and subject to the terms of subordination agreements in form and substance satisfactory to Lender.

SECTION 3.  INTEREST AND FEES

    3.1 INTEREST. The outstanding principal balance of Revolving Loans shall bear interest at the rate(s) set forth in the Line of Credit Note.

    3.2 CLOSING FEE. Borrower shall pay to Lender as a closing fee the amount of $75,000.00, which shall be fully earned as of and payable on the date hereof.

    3.3 FACILITY FEE. Borrower shall pay to Lender annually a facility fee in an amount equal to one quarter percent (0.25%) of the Maximum Amount while this Agreement is in effect and for so long thereafter as any of the Revolving Loans or Letter of Credit Obligations are outstanding, which fee shall be fully earned as of and payable in advance on each anniversary of the date hereof.

    3.4 UNUSED LINE FEE. Borrower shall pay to Lender monthly an unused line fee for the Line of Credit equal to: (i) for each month during which the average daily principal balance of outstanding Revolving Loans exceeds $1,000,000.00, a rate per annum of three-eighths percent (0.375%) of the amount by which the Maximum Amount exceeds such average daily principal balance, or (ii) for each month during which the average daily principal balance of Revolving Loans and Letters of Credit Obligations does not exceed $1,000,000.00, the amount, if any, by which $10,000.00 exceeds the amount of interest accrued during such month. Such fee shall be payable on the first day of each month in arrears.

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    3.5   COMPUTATION AND PAYMENT.  Interest (and fees computed on a per annum basis) shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at times and place set forth in the Line of Credit Note.

SECTION 4.  CONDITIONS PRECEDENT

    4.1. INITIAL CREDIT. The obligation of Lender to extend any credit contemplated by this Agreement is subject to the fulfillment to Lender's satisfaction of all of the following conditions:

           (a) APPROVAL OF LENDER COUNSEL. All legal matters incidental to the extension of credit by Lender shall be satisfactory to counsel of Lender.

           (b) DOCUMENTATION. Lender shall have received, in form and substance satisfactory to Lender, each of the following, duly executed:


            i)     This Agreement
           ii)     The Line of Credit Note
          iii)     Corporate Borrowing Resolution
           iv)     The Letter of Credit Agreement
            v)     UCC-1 Financing Statement(s)
           vi)     Security Agreement(s)
          vii)     Lock Box Agreement
         viii) All guaranties required by Section 2.4 hereof, together with such authorizations as Lender shall require from each guarantor.
           ix)     All subordination agreements required by Section 2.5 hereof.
            x) Such other documents as Lender may require under any other Section of this Agreement.


           (c) FINANCIAL CONDITION. There shall have been no material adverse change, as determined by Lender in its good faith judgment, in the financial condition or business of Borrower or any Obligor, nor any material decline, as determined by Lender in its good faith judgment, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower or any Obligor.

           (d) INSURANCE. Borrower shall have delivered to Lender evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Lender, and where required by Lender, with loss payable endorsements in favor of Lender.

           (e) APPRAISALS. Lender shall have obtained, at Borrower's cost, appraisals of all Equipment, issued by an


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appraiser acceptable to Lender and in form, substance and reflecting values satisfactory to Lender, in its discretion.

           (f) SECURITY INTERESTS. Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Line of Credit or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Loan Documents.

           (g) FIELD REVIEW. Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Revolving Loans available to Borrower, the results of which shall be satisfactory to Lender.

          (h) OTHER DOCUMENTS. Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may, in its good faith judgment, deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Loan Documents, including without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral.

          (j) AVAILABILITY. Borrower shall have a minimum of $1,500,000.00 of availability for Revolving Loans in addition to the amount paid or to be paid to Borrower's prior lender to retire Borrower's line of credit with such prior lender and bringing all other obligations to a current status satisfactory to Lender.

    4.2. SUBSEQUENT CREDIT. The obligation of Lender to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Lender's satisfaction of each of the following conditions:


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           (a)  COMPLIANCE.  The representations and warranties contained herein and each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Lender pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

          (b) DOCUMENTATION. Lender shall have received all additional documents which may be required in connection with such extension of credit.

SECTION 5.  GRANT OF SECURITY INTEREST

    As security for all indebtedness of Borrower to Lender pursuant to this Agreement, Borrower grants to Lender security interests of first priority in the following property and interests in property of Borrower, whether now owned or hereafter acquired or existing, and wherever located: all Rights to Payment, Inventory, Equipment and Records, and all products and proceeds of any of the foregoing, in any form, including without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

    As security for the obligations of each Obligor under its respective guaranty, Borrower shall cause each Obligor to grant to Bank security interests of first priority in all the following property and interests in property of such Obligor, whether now owned or hereafter acquired or existing, and wherever located: all Rights to Payment, Inventory, Equipment and Records, and all products and proceeds of any of the foregoing, in any form, including without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

All of the foregoing shall be evidenced by and subject to the terms of such documents as Lender shall reasonably require, all in form and substance satisfactory to Lender. Borrower shall reimburse Lender, immediately upon demand, for all costs and expenses incurred by Lender in connection with any of the foregoing security, including without limitation filing and recording fees and costs of appraisals and audits.

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SECTION 6.  COLLECTION AND ADMINISTRATION

    6.1   CASH COLLATERAL ACCOUNT.

         (a) CASH COLLATERAL ACCOUNT. Borrower shall, at Borrower's expense and in the manner requested by Lender from time to time, direct that remittances and all other collections and proceeds of Accounts and other Collateral shall be deposited into a lock box account maintained in Lender's name. In connection therewith, Borrower shall execute such lockbox agreement as Lender shall require. Borrower shall maintain with Lender, and Borrower hereby grants to Lender a security interest in, a non-interest bearing deposit account over which Borrower shall have no control ("Cash Collateral Account") and into which the proceeds of all Borrower's Rights to Payment shall be deposited immediately upon their receipt.

          (b) CALCULATIONS. For purposes of calculating interest on the Line of Credit, such payments or other funds received will be applied (conditional upon final collection) as a principal reduction on the business day of receipt by Lender's Commercial Finance Division of the inter-branch advice of deposit that such payments or other funds have been deposited in the Cash Collateral Account. For purposes of calculating the amount of the Revolving Loans available to Borrower such payments will be applied (conditional upon final collection) to the Line of Credit on the business day of receipt by the Commercial Finance Division, if such advices are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrower's loan account on such day, and if not, then on the next business day.

          (c) IMMEDIATE DEPOSIT. Borrower and all of its affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts, or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Cash Collateral Account, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrower's own funds.

    6.2 STATEMENTS. Lender shall render to Borrower each month a statement setting forth the balance in Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by

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Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower. Adjustments shall be deemed effective as of the date of the miscalculation which gave rise to the adjustment.

    6.3 PAYMENTS. All amounts due under any of the Loan Documents shall be payable to the Cash Collateral Account as provided in Section 6.1 hereof or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrower or for the account of Borrower (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to the Line of Credit, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Loan Documents may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments due Lender free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of Borrower's obligations to Lender under this Agreement, Lender is required to surrender or return such payment or proceeds to any person or entity for any reason, then the obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.3 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.3 shall survive the payment of Borrower's obligations under the Loan Documents and the termination of this Agreement.

    6.4 USE OF PROCEEDS. Borrower shall use the initial proceeds of the Revolving Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement order furnished by Borrower to Lender on or about the date hereof; and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Revolving Loans made or Letters of Credit provided by

Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms of this Agreement. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for the any other purpose which might cause any of the Revolving Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.  REPRESENTATIONS AND WARRANTIES

    Borrower makes the following representations and warranties to Lender, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Lender subject to this Agreement.

    7.1 LEGAL STATUS. Borrower is a corporation duly organized and existing and in good standing under the laws of the State of California, and is qualified or licensed to do business, and is in good standing as a foreign corporation, if applicable, in all jurisdictions in which such qualification or licensing is required, except where the failure to so qualify or to be so licensed would not have a material adverse effect on Borrower.

    7.2 AUTHORIZATION AND VALIDITY. The Loan Documents have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms, subject to bankruptcy and equitable remedies.

    7.3 NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in a breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound, except to the extent that a violation, contravention or breach would not have a material adverse affect on Borrower.

    7.4 NO CLAIMS. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings before any governmental authority, arbitrator, court or administrative agency which may materially adversely affect the financial condition or operation of Borrower other than those disclosed by Borrower to Lender in the Information Certificate.

    7.5 CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated September 30, 1996, heretofore delivered by Borrower to Lender is complete and correct and presents fairly the financial condition of Borrower as of the date thereof; discloses all liabilities of Borrower that were required to be reflected or reserved against under GAAP, whether liquidated or unliquidated, fixed or contingent; and was prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged or granted a security interest in or encumbered any of its assets or properties except as disclosed by Borrower to Lender in writing in the Information Certificate or as permitted by this Agreement.

    7.6 INCOME TAX RETURNS. Except as set forth in the Information Certificate, Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

    7.7 NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

    7.8 PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, memberships, franchises, contracts and licenses required and rights to all trademarks, trade names, if any, patents, and fictitious names necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

    7.9 ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

    7.10 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

    7.11 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Lender in writing prior to the date hereof, Borrower, to its knowledge, based on its due diligence, is in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. To Borrower's knowledge, based on its due diligence, none of the operations of Borrower is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. To Borrower's knowledge, based on its due diligence, Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

SECTION 8.  AFFIRMATIVE COVENANTS

    Borrower covenants that so long as Lender remains committed to extend credit to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall:

    8.1 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein, and immediately upon demand by Bank, the amount by which the outstanding principal balance of Revolving Loans and/or Letter of Credit Obligations at any time exceeds any limitation applicable thereto.

    8.2 RECORDS AND PREMISES. Maintain proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to Collateral and the business of Borrower in accordance with GAAP. From time to time as requested by Lender, at the cost and expense of Borrower, allow Lender or its designee reasonable access to all of

Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including, without limitation, the Records, and promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may reasonably request, and allow Lender during normal business hours to use such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing, and if an Event of Default exists or has occurred and is continuing, for the collection of Accounts and realization of other Collateral.

    8.3 COLLATERAL REPORTING. Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

           (a) on a regular basis as required by Lender, a schedule of Accounts, including without limitation, daily sales, credit and adjustment journals and cash receipts;

           (b) on or before the 10th day after and as of the end of each month, (or more frequently as Lender may request), agings of accounts payable and accounts receivable.

           (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

           (d) within two days after and as of the last day of each week, perpetual inventory reports;

           (e) upon Lender's request made in Lender's good faith judgment that a report or appraisal is appropriate, Borrower shall (at its expense no more than once in any twelve (12) month period) but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Collateral in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; and

           (f) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrower's records of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

    8.4 FINANCIAL STATEMENTS. Provide to Lender all of the following, in form and detail satisfactory to Lender:

           (a) not later than 90 days after and as of the end of each fiscal year, an audited financial statement of Borrower and each Obligor, prepared by a certified public accountant acceptable to Lender, to include balance sheet, income statement, statement of cash flows, consolidating schedules and footnotes, if any (Borrower's current accountants, Corbin and Wertz are currently acceptable to Lender);

           (b) not later than 30 days after and as of the end of each month, a financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

           (c) not later than 45 days after and as of the end of each fiscal quarter, a financial statement of each Obligor, prepared by such Obligor, to include balance sheet, income statement and consolidating schedule;

           (d) contemporaneously with each annual and monthly financial statement of Borrower required hereby, a certificate of the president or chief financial officer of Borrower that the financial statements delivered pursuant thereto are accurate (subject to year end audit adjustments) and that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default; and

           (e) as soon as practicable and in any event by the last day of the first month of each new fiscal year of Borrower, a plan and financial forecast for such fiscal year including, without limitation, (1) a forecasted balance sheet, statement of income and statement of cash flows for such fiscal year, (2) forecasted balance sheets, statements of income and statements of cash flows for each fiscal month of such fiscal year; and as soon as practicable, all material amendments, updates and revisions, if any, to the information provided pursuant to this paragraph; and

           (f) from time to time such other information as Lender may reasonably request, which may include, without limitation, budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower.

    8.5 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; conduct its business in an orderly and regular manner; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower or its business except in any case where the failure to do so would not have a material adverse effect.

    8.6 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to Borrower's, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts reasonably satisfactory to Lender, and deliver to Lender from time to time at Lender's request schedules setting forth all insurance then in effect. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Borrower's Obligations to Lender under this Agreement, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for such Obligations.

    8.7 FACILITIES. Keep all Borrower's properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that Borrower's properties shall be fully and efficiently preserved and maintained except where failure to do so would not have a material adverse effect.

    8.8 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation, Federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Lender's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

    8.9 LITIGATION. Promptly give notice in writing to Lender of any litigation pending or threatened in writing against Borrower with a claim in excess of $100,000.00.

    8.10 FINANCIAL CONDITION. Maintain Borrower's financial condition as follows:

    (a) Working Capital not at any time less than $1,000,000.00.

           (b) Tangible Net Worth not at any time less than $2,000,000.00.

           (c) Capital expenditures, inclusive of capitalized lease expenditures, not greater than $1,000,000.00 in any fiscal year.

    8.11 NOTICE TO LENDER. Promptly (but in no event more than seven (7) days after the occurrence of each such event or matter) give written notice to Lender in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default; (b) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; and (c) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property. Provide not less than thirty (30) days prior written notice to Lender of any change in the name or the organizational structure of Borrower.

    8.12 FURTHER ASSURANCES. At the request of Lender made in good faith at any time and from time to time, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Loan Documents, at Borrower's expense. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Revolving Loans and issuing Letters of Credit contained herein are satisfied.
In the event of such request by Lender and if a certificate is not received by Lender in seven (7) calendar days, Lender may, at its option, cease to make any further Revolving Loans or provide any further Letters of Credit until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrower hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 9.  NEGATIVE COVENANTS

    Borrower further covenants that so long as Lender remains committed to Borrower pursuant to the terms of this Agreement or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Lender under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without the Lender's prior written consent:

    9.1 OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except the liabilities of Borrower to Lender and any other liabilities of Borrower existing as of, and disclosed to Lender prior to, the date hereof in the Information Certificate.

    9.2 MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any corporation or other entity; make any substantial change in the conduct or nature of Borrower's business; acquire all or substantially all of the assets of any corporation or other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material part of its assets except in the ordinary course of business.

    9.3 GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except as disclosed in the Information Certificate.

    9.4 LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except advances to employees in the ordinary course of business not to exceed $350,000.00 outstanding at any time.

    9.5 DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

    9.6 PLEDGE OF ASSETS. Mortgage, pledge, grant or permit to exist a security interest in, or lien upon, any of its assets of any kind, now owned or hereafter acquired, except any of the foregoing in favor of Lender and except as set forth in the Information Certificate.

    9.7 NEW COLLATERAL LOCATION. Open any new location unless Borrower (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location, and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including without limitation, UCC-1 financing statements.

SECTION 10.  EVENTS OF DEFAULT

    10.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

           (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

           (b) Any financial statement or certificate (including the Information Certificate) furnished to Lender in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

           (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained in this Agreement (other than those described in paragraphs 10.1(a) and 10.1(b)) and if such default is susceptible of being cured such default remains uncured for a period of 20 days from its occurrence.

           (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any Obligor has incurred any debt or other liability to any person or entity, including Lender, and, if the debt or other liability is owed to a party other than Lender, the amount thereof exceeds $200,000.00.

           (e) Any default in the payment or performance of any obligation, or any defined event of default, under any of the Loan Documents other than this Agreement.

           (f) The filing of a notice of judgment lien against Borrower or any Obligor; or the recording of any abstract of judgment against Borrower or any Obligor in any county in which Borrower or such Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Obligor; or the entry of a judgment against Borrower or any Obligor; and with respect to any of the foregoing, the amount in dispute is in excess of $100,000.00, and the proceeding in question is not dismissed or vacated in 30 days from its occurrence, provided that Lender shall not be obligated to make Advances during such 30 day period.

           (g) Borrower or any Obligor shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Obligor shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Obligor and such involuntary petition or proceeding is not dismissed within 60 days from its occurrence, provided that the Lender shall not be obligated to make Advances during such 60 day period, or Borrower or any Obligor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Obligor shall be adjudicated a bankrupt, or an order for relief shall be entered by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

           (h) There shall exist or occur any event or condition which Lender reasonably and in its good faith judgment believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

           (i) The dissolution or liquidation of Borrower or any Obligor; or Borrower, or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such Obligor.

           (j) Any change in ownership during the term of this Agreement of an aggregate of twenty-five percent (25%) or more of the common stock of Borrower or any Obligor, and, with respect to Obligor, in a single or in related transactions. A series of transactions shall not constitute related transactions unless the series of transactions results in one or more affiliated persons or entities owning or controlling an aggregate of more than 25% of the common stock of Borrower or Obligor.

           (k) Any Obligor revokes or terminates (or attempts or purports to revoke or terminate) its guarantee, endorsement or other agreement in favor of Lender. Any creditor of Borrower which has executed a subordination in favor of Lender revokes or terminates (or attempts or purports to revoke or terminate) such subordination.

           (1) The indictment or threatened (in writing) indictment of Borrower or any Obligor under any criminal statute, or commencement or threatened (in writing) commencement of criminal or civil proceedings against Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of Borrower or such Obligor.

          (m) Any member of Borrower's Senior Management shall cease, for any reason, to be employed by Borrower on a full-time basis, and is not replaced by a person reasonably acceptable to Lender within 90 days. Senior Management means Chief Executive Officer, President or Chief Financial Officer.

          (n) The sale, transfer, hypothecation, assignment or encumbrance, whether voluntary, involuntary or by operation of law, without Lender's prior written consent, of all or any part of or interest in any real property Collateral required hereby.

     10.2 REMEDIES. If an Event of Default shall occur, (a) any indebtedness of Borrower under any of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Lender's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by Borrower; (b) the obligation, if any, of Lender to permit further borrowings hereunder shall immediately cease and terminate; and (c) Lender shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit accommodation from Lender subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Lender in connection with each of the Loan Documents may be exercised at any time by Lender and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

SECTION 11.  TERM OF AGREEMENT AND MISCELLANEOUS

    11.1  TERM.

           (a) MATURITY DATE. This Agreement and the other Loan Documents shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof. Upon the date of termination of the Loan Documents, Borrower shall pay to Lender, in full, all outstanding and unpaid obligations under this Agreement and the other Loan Documents and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent obligations, including issued and outstanding Letters of Credit and checks or other payments provisionally credited to the obligations and/or as to which Lender has not yet received final and indefeasible payment. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, California time.

           (b) CONTINUING OBLIGATIONS. No termination of this Agreement or the other Loan Documents shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Loan Documents until all Borrower's obligations under this Agreement and the other Loan Documents have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Loan Documents and applicable law, shall remain in effect until all such obligations have been fully and finally discharged and paid.

          (c) EARLY TERMINATION FEE. If for any reason (other than as set forth in paragraph 11.1(d)) this Agreement is terminated prior to the end of the then current term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:

              Amount                             Period
              ------                             ------
  i)   3% of Maximum Amount       Closing Date to and including the first
                                  anniversary date hereof.
 ii)   2% of Maximum Amount       First anniversary of Closing Date hereof to
                                  and including the second anniversary date
                                  hereof.
iii)   1% of Maximum Amount       Second anniversary of Closing Date hereof to
                                  and including the third anniversary date hereof.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing.

           (d) NO EARLY TERMINATION FEE. No early termination fee shall be payable if a group or division of Wells Fargo Bank (other than the Commercial Finance Division or the workout group), or an affiliate of Wells Fargo Bank extends credit to Borrower, which credit refinances and/or replaces in full the credit facilities granted under this Agreement.

    11.2 NO WAIVER. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

    11.3 NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:


BORROWER:                         ADVANCED MATERIALS, INC.
                                  20211 South Susana Road
                                  Rancho Dominguez, CA 90221

LENDER:                           WELLS FARGO BANK, NATIONAL ASSOCIATION
                                  Commercial Finance Division
                                  9000 Flair Drive, Third Floor
                                  El Monte, CA 91731

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

    11.4 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower shall pay to Lender upon demand the full amount of all payments, advances, changes, costs and expenses, including reasonable attorneys' fees (to include reasonable outside counsel fees and all allocated costs of Lender's in-house counsel), incurred by

Lender in connection with (a) the negotiation and preparation of this Agreement and each other of the Loan Documents (not to exceed $1,500.00), Lender's continued administration hereof and thereof, and the preparation of any amendments and waivers hereto and thereto, (b) all reasonably documented out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge for Lender's examiners in the field and office at Lender's Commercial Finance Division's rate in effect from time to time, (c) the enforcement of Lender's rights and/or the collection of any amounts which become due to Lender under any of the Loan Documents, and (d) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to Borrower.

    11.5 SUCCESSORS, ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without the prior written consent of Lender. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender's rights and benefits under each of the Loan Documents. In connection therewith, Lender may, upon 30 days' prior written notice, disclose all documents and information which Lender now has or may hereafter acquire relating to any credit extended by Lender to Borrower, Borrower or its business, any Obligor or the business of any Obligor, or any Collateral required hereunder, subject to execution of a confidentiality agreement reasonably acceptable to Lender and Borrower.

    11.6 ENTIRE AGREEMENT, AMENDMENT. This Agreement and each other of the Loan Documents constitute the entire agreement between Borrower and Lender with respect to any extension of credit by Lender subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument executed by each party hereto. In the event of a conflict between the terms of this Agreement and of the other Loan Documents, the terms of this Agreement shall prevail.

    11.7 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

    11.8 TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

    11.9 SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

    11.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

    11.11 ARBITRATION.

           (a) ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

          (b) GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Los Angeles, California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

          (c) NO WAIVER: PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

           (d) ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

          (e) JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

           (f) REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

           (g) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


                                       WELLS FARGO BANK,
ADVANCED MATERIALS, INC.                 NATIONAL ASSOCIATION

By: /s/ [illegible]                    By: /s/ [illegible]
   ---------------------------            ----------------------------

Title: VP/CFO                          Title: Vice President
      ------------------------               -------------------------